Exhibit 10(d)

SYSTEM EXECUTIVE RETIREMENT PLAN
OF ENTERGY CORPORATION AND SUBSIDIARIES
(As Amended and Restated Effective January 1, 2009)

Certificate of Amendment
Amendment No. 5

THIS INSTRUMENT, executed this 30th day of June, 2014, and effective July 1, 2014 constitutes the Fifth Amendment of the System Executive Retirement Plan of Entergy Corporation and Subsidiaries (As Amended and Restated effective January 1, 2009) (the “Plan”).

All capitalized terms used in this document shall have the meanings assigned to them in the Plan unless otherwise defined in this document.

Pursuant to Section 9.01 of the Plan, in order to clarify certain provisions of the Plan, and further to implement the Resolutions of the Personnel Committee of the Board of Directors adopted at its meeting of January 30, 2014, excluding from participation in the Plan any Employee who is hired, rehired or promoted by a System Company on or after July 1, 2014, the Plan is hereby clarified and amended effective July 1, 2014, as follows:

1.	Section 1.21, the definition of “Key Employee,” is clarified to read as follows:

“1.21
“Key Employee” shall mean a “Key Employee” (as defined in Code Section 416(i) without regard to paragraph (5) thereof), as determined by the Administrator, in its sole discretion, in a manner consistent with the regulations issued under Code Section 409A.”

2.	The following clarifying change is made to Section 1.23, the definition of “Normal Retirement Date.” As clarified, Section 1.23 reads as follows:

“1.23	“Normal Retirement Date” shall mean the date on which a Participant, who has attained age sixty-five (65) elects to Retire from Service.”

3.	Section 1.24, the definition of “Participant,” is amended by adding the following sentence at the end thereof:

“Notwithstanding the preceding, no Employee may become a Participant in the Plan after June 30, 2014 and no inactive Participant may become an active Participant after June 30, 2014.”

4.	Section 1.32, the definition of “Retirement,” “Retires,” Retire,” or “Retired from Service,” is clarified to read as follows:

“1.32
“Retirement,” “Retires,” “Retire,” “Retire from Service” shall mean the retirement of a Participant from employment with the Employer in accordance with Article II, provided that such Participant has a separation from service which meets the requirements of the Code Section 409A and regulations thereunder.”

5.	The first sentence of Section 2.05, “Participation in Additional Non-Account Balance Plans,” is amended to read as follows:

“Notwithstanding any other Plan provision to the contrary, the following provisions of this Section 2.05 shall apply, to the extent applicable, with respect to any Participant who also participates in any or all of the Pension Equalization Plan of Entergy Corporation and Subsidiaries (“PEP”), the Supplemental Retirement Plan of Entergy Corporation and Subsidiaries (“SRP”), and the Cash Balance Equalization Plan of Entergy Corporation and Subsidiaries, which plans, together with this Plan, constitute Non-Account Balance Plans for purposes of Code Section 409A.”

6.	Section 2.05(c) is amended in its entirety to read as follows:

“(c)
Timing of Benefit Payments. A Participant’s benefit commencement date shall be the same under this Plan, the PEP, the SRP, and the Cash Balance Equalization Plan of Entergy Corporation and Subsidiaries, to the extent applicable.”

7.	Section 2.07, “Inactive Participant,” is amended by modifying the first sentence thereof to read as follows:

“If an individual remains employed by his Employer, but is demoted to a position whereby he no longer satisfies the Participant eligibility criteria set forth in Section 1.24 and does not reattain the status of an active Participant prior to July 1, 2014, such individual shall be considered an inactive Participant for as long as he remains employed by a System Company.”

8.	Section 3.01, Single-Sum Form of Payment, is clarified to read as follows:

“3.01
Single-Sum Form of Payment. Subject to the remaining Sections of this Article III, a Participant’s Plan benefit shall be payable in the form of a single-sum distribution equal in amount to the Present Value of the Participant’s Benefit Base determined under Section 2.01. Payment of such single-sum benefit shall be made as soon as reasonably practicable following the Participant’s applicable Income Payment Date (i.e., on the Income Payment Date of the earlier to occur of the Participant’s Separation from Service Date, Early Retirement Date or Normal Retirement Date). In all events, distribution shall be made no later than the end of the calendar year in which such Income Payment Date occurs or, if later, by the 15th day of the third calendar month following such Income Payment Date.”

9.	Section 3.03, Code Section 409A Delayed Payments, is clarified to read as follows:

“3.03
Code Section 409A Delayed Payments. Notwithstanding any Plan provision to the contrary, no Plan benefits shall be paid to a Participant who is a Specified Employee at the time of his Retirement or Separation from Service until the earlier of the Participant’s death or six months following the Participant’s Retirement or Separation from Service. If distribution is delayed pursuant to this Section 3.03, the delayed distribution amount shall be credited with investment returns to the payment date as if such amount were invested in the Entergy Stable Income Fund or such other investment fund as from time-to-time may be designated in advance and in writing by the Administrator. The full amount of the Participant’s delayed distribution amount, including investment returns deemed credited pursuant to this Section 3.03, shall be distributed to the Participant as soon as reasonably practicable after the first day of the first month next following the earlier of the Participant’s date of death or the last day of the six-month delay period (the “Delayed Payment Date”). In all events, such payment shall be made no later than the end of the calendar year that includes the Delayed Payment Date, or, if later, by the 15th day of the third calendar month following the Participant’s Delayed Payment Date.”

10.	Section 4.02, Form and Timing of Death Benefit Payment, is clarified to read as follows:

“4.02
Form and Timing of Death Benefit Payment. The death benefit payable under this Article IV shall be paid in a single-sum distribution as soon as reasonably practicable following the first day of the first month next following the death of the Participant (i.e., the “Beneficiary’s Income Payment Date”). In all events, the single-sum payment shall be made no later than the end of the calendar year that includes the Beneficiary’s Income Payment Date, or, if later, by the 15th day of the third calendar month following the Beneficiary’s Income Payment Date.”

11.	Section 7.03, Benefit Amount and Income Payment Date, is clarified to read as follows:

“7.03
Benefit Amount and Income Payment Date. Notwithstanding any Plan provision to the contrary except Section 3.03, if during a Change in Control Period there should occur a Qualifying Event with respect to a Participant and if there does not occur a forfeiture event described in Section 7.02, the Participant’s Plan benefit amount, if payable under Subsection 2.05(b), shall be determined according to Section 2.03 (subject to Section 2.07 in the case of an inactive Participant) without regard to that Section’s eligibility requirements. Notwithstanding the provisions of Article II or Article III to the contrary, such Participant’s Income Payment Date shall be as soon as reasonably practicable following the first day of the first month next following the Participant’s Qualifying Event, subject to the delay requirement set forth in Section 3.03 to the extent applicable. In determining the death benefit provided under Article IV, the Participant will be deemed to have met the five (5) actual Years of Service requirement regardless of his actual Years of Service. In all events, distributions shall be made no later than the end of the calendar year that includes the first day of the first month next following the Qualifying Event or, if later, by the 15th day of the third calendar month following the first day of the first month next following the Participant’s Qualifying Event.”

12.	Section 8.10 of the Plan, “Judicial Proceedings for Benefits,” is clarified to read as follows:

“8.10
Judicial Proceeding for Benefits. In order to institute any action or proceeding in any state or federal court of law or equity, or before any administrative tribunal or arbitrator, a claimant/appellant must initiate such action or proceeding within 90 days from the later of: (i) the earlier of (a) the date of the adverse appeal notification from the Claims Appeal Administrator or (b) 120 days from the date the appeal is received by the Claims Appeal Administrator, and (ii) the end of the 60 days in which a claimant has to appeal an adverse benefit determination, as described in Section 8.09. Notwithstanding the foregoing, a claimant must exhaust all procedures set forth herein prior to instituting any action or proceeding in any state or federal court of law or equity, or before any administrative tribunal or arbitrator, for a claim for benefits under the Plan.”

13.	Section 9.02(d), regarding restrictions on amendment or termination, is clarified to read as follows:

“(d)
Unless agreed to in writing and signed by the affected Participant and by the Plan Administrator, no provision of this Plan may be modified, waived or discharged during the period after the Potential Change in Control and before the earlier of: (i) the expiration of the two-year period commencing on the date of a Potential Change in Control, or (ii) the date on which the Change in Control event contemplated by the Potential Change in Control is terminated.”

IN WITNESS WHEREOF, the Personnel Committee has caused this Fifth Amendment to the System Executive Retirement Plan of Entergy Corporation and Subsidiaries (As Amended and Restated Effective January 1, 2009) to be executed by its duly authorized representative on the day, month, and year above set forth and effective July 1, 2014.

ENTERGY CORPORATION
PERSONNEL COMMITTEE
through the undersigned authorized representative

/s/ Donald W. Vinci_________________________
DONALD W. VINCI
Senior Vice-President
Human Resources & Chief Diversity Officer